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                                            April 1, 1999


Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653


RE:   FULCRUM SEPARATE ACCOUNT OF ALLMERICA FINANCIAL
      LIFE INSURANCE AND ANNUITY COMPANY
      FILE NO.'S: 333-11377 AND 811-7799

Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for Fulcrum Separate Account on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, with respect to the Company's variable annuity contracts.

I am of the following opinion:

1. Fulcrum Separate Account is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in Fulcrum Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgement are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement for Fulcrum Separate Account on Form N-4 filed under the Securities Act of 1933.


                                           Very truly yours,


                                           /s/ Sheila B. St. Hilaire


                                           Sheila B. St. Hilaire
                                           Assistant Vice President and Counsel